Exhibit 4.2

         THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN.


                          CELLEGY PHARMACEUTICALS, INC.

               Warrant for the Purchase of Shares of Common Stock,
                                  no par value

No. 1                                                             150,000 Shares

                  THIS CERTIFIES that, for value received, GRUNTAL & CO., L.L.C. (the "Holder"), is entitled to subscribe for and purchase from CELLEGY PHARMACEUTICALS, INC., a California corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after March 21, 2001, and before 5:00 p.m., New York time, on March 21, 2004 (the "Exercise Period"), 150,000 shares of the Company's Common Stock, no par value ("Common Stock"), at a price of $8.50 per share (the "Exercise Price") (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "Warrants"). All of the 150,000 shares subject to the Warrant shall vest on the date hereof. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. This Warrant may not be sold, transferred, assigned or hypothecated, except that, upon compliance with the procedures described in Section 4, it may be transferred, in whole or in part, to (i) one or more directors, officers, members or employees of the Holder (or the directors, officers, members or employees of any such member); (ii) any other firm which participated in the transactions contemplated by the engagement letter (the "Transaction") (or the directors, officers, members or employees of any such firm); (iii) a successor to the Holder, or the officers, members or employees of such successor; (iv) a purchaser of substantially all of the assets of the Holder; or (v) by operation of law, in each case so long as the sale, transfer or assignment complies with applicable securities laws and such assignee or transferee agrees with the Company in writing to be bound by the terms of this Warrant, and the term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above.

                  The number of shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

                  1. Exercise. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election form at the end hereof duly executed) to the Company at its office at 394 Oyster Point Boulevard, Suite 200, San Francisco, California 94080 or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "Stock Purchase Price").

                  2. Conversion. (a) In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation) to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Common Stock (the "Conversion Shares") equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price of the shares of Common Stock as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined in Section 6(c) hereof), as of the date of exercise of the Conversion Right, of the shares of Common Stock as to which the Conversion Right is being exercised) by (y) the Current Market Price of one share of Common Stock, as of the date of exercise of the Conversion Right.

                           (b) The Conversion Rights provided under this Section
2 may be exercised, in whole or in part, at any time and from time to time, while any portion of the Warrant remains outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant with the Cashless Exercise Form at the end hereof duly executed. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Common Stock as to which such Conversion Right is being exercised. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.

                  3. Holder of Record. Upon each exercise of the Holder's rights to purchase Warrant Shares or Conversion Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares or Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise or conversion of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, registered in the name of the Holder or its designee. If this Warrant should be exercised or converted in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

                  4. Warrant Register.  Any Warrants issued upon the transfer or exercise or conversion in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder. In connection with any proposed sale, transfer or assignment (including pursuant to the first paragraph of this Warrant) of the Warrant, Warrant Shares or Conversion Shares, the Holder shall provide the Company with such information regarding the proposed sale, transfer or assignment as the Company may reasonably request. The Company may condition approval of the sale, transfer or assignment upon the receipt of an opinion of counsel to the Holder, addressed to the Company and in form and substance reasonably satisfactory to the Company, that the transfer complies with federal and state securities laws; provided, however, that no such opinion will be required in the case of routine sales of Warrant Shares or Conversion Shares pursuant to Rule 144 where Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale and/or transfer.

                  5. Valid Issuance. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares and/or Conversion Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, optionholders, warrantholders and any other persons and the Holders will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts which might be created by acts or omissions to act of the Company.

                  6. Adjustments.

                           (a)  Stock  Splits,  Recapitalizations,  Etc.  If the
Company (i) pays a dividend in shares of capital stock or other securities on its outstanding Common Stock, (ii) subdivides its outstanding shares of Common Stock in a transaction that increases the amount of its outstanding shares of Common Stock, or (iii) combines its outstanding shares of Common Stock in a transaction that decreases the amount of its outstanding shares of Common Stock, then upon exercise or conversion of this Warrant, for each Warrant Share or Conversion Share acquired ("Shares"), Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date such dividend, distribution, subdivision or combination occurred.

                           (b) Reclassification. In case of any reclassification
or change of the shares of Common Stock issuable upon exercise or conversion of this Warrant (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), excluding any reclassification or change addressed elsewhere in this Section 6, or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), excluding any consolidation or merger addressed elsewhere in this Section 6, the Holder shall have the right thereafter to receive upon exercise of this Warrant, the kind, amount and number of shares of stock and other securities, property, cash or any combination thereof that are received as a result of such reclassification, change, consolidation, or merger, by a holder of record of the number of shares of Common Stock for which this Warrant would have been exercisable immediately prior to such reclassification, change, consolidation or merger.

                           (c)  Adjustments of Warrant Price. If the outstanding
shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased. If the outstanding shares of Common Stock are divided by reclassification or otherwise, into a greater number of shares, the Exercise Price shall be proportionately decreased.

                           (d) Adjustment is Cumulative.  The provisions of this
Section 6 shall similarly apply to successive stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.

                           (e)  No   Impairment.   The  Company  shall  not,  by
amendment of its articles of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times carry out of all the provisions of this Section 6.

                           (f)   Certificate  as  to   Adjustments.   Upon  each
adjustment of the Exercise Price, the Company at its expense shall compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price. Any dispute relating to the accuracy of the computation of any such adjustment shall be resolved by submitting the dispute to an independent public accounting firm of national standing that is not associated with either the Company or the Holder. In the event that the Company and the Holder are unable to agree on such a firm, each party shall select a firm and those two firms shall select a third firm, which shall resolve the dispute. The fees and expenses of any such firms shall be shared and paid equally by the Company and the Holder.

                           (g) For purposes of this  Agreement,  "Current Market
Price" shall mean the Market Price on the relevant date, as long as the national securities exchanges were open for trading on such date, provided, however, that if the national securities exchanges were not open for trading on such date, it shall mean the Market Price on the most recent date for which the national securities exchanges were open for trading, and further provided, that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date. The "Market Price" shall mean the amount per share of Common Stock equal to (a) the last sale price of such shares of Common Stock on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchanges on which such shares of Common Stock are then listed or admitted to trading or (b) if such shares of Common Stock are not then listed or admitted to trading on any national securities exchange but are designated as a national market system security by the NASD, the last trading price of the shares of Common Stock on such date, or (c) if there shall have been no trading on such date or if the shares of Common Stock are not so designated, the average of the closing bid and asked prices of the shares of Common Stock on such date as shown by the NASD automated quotation system, or (d) if such shares of Common Stock are not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (y) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within twenty (20) days of the date as of which the determination is to be made.

                           (h) No  adjustment  in the  Exercise  Price  shall be
required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 6(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                           (i)  The  Company  shall  not be  required  to  issue
fractions of shares of Common Stock or other capital stock of the Company upon the exercise or conversion of this Warrant. If any fraction of a share would be issuable on the exercise or conversion of this Warrant (or specified portions thereof) but for the preceding sentence, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise or conversion of this Warrant.

                  7. Assumption of Obligations.

                           (a) In case of any  consolidation  with or  merger of
the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation) where the consideration for the acquisition to be received by the Company's shareholders consists solely of stock or securities of the acquiror or an entity affiliated with the acquiror, such successor corporation shall assume the obligations of this Warrant and shall execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities receivable upon such consolidation or merger that would have been issuable in the consolidation or merger with respect to the number of shares of Common Stock for which this Warrant would have been exercisable immediately prior to such consolidation or merger.

                           (b) Notwithstanding the foregoing. In the case of (a)
a merger or consolidation where the consideration for the acquisition to be received by the Company's shareholders in return for their capital stock of the Company consists of cash or a combination of cash and other property, or (b) the proposed liquidation and dissolution of the Company, the Company shall give Holder at least fifteen (15) days advance written notice of such event (the "Company Notice"), which notice shall include the Company's best estimate of the value of the Shares receivable upon exercise or conversion of this Warrant and the proposed date upon which such event is expected to occur. During such notice period, Holder may exercise or convert this Warrant in accordance with its terms, whether or not exercise or conversion is contingent upon the happening of such event. Subject to prior exercise or conversion as provided in the preceding sentence, this Warrant will terminate at 5:00 p.m. Pacific time on the day prior to the date such event is expected to occur as set forth in the Company Notice, provided that the event actually occurs within sixty (60) days after the date it is expected to occur, as such date was specified in the Company Notice.

                           (c) The  above  provisions  of this  Section  7 shall
similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances.

                  8. Notice of Adjustments. In case at any time the Company shall propose

                           (i) to pay any dividend or make any  distribution  on
shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such dividend) to all holders of Common Stock; or

                           (ii)  to  issue  any   rights,   warrants   or  other
securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

                           (iii) to  effect  any  reclassification  or change of
outstanding shares of Common Stock, or any consolidation or merger where holders of Common Stock will be entitled to receive securities of another issuer, or a sale of all or substantially all of the Company's assets, described in Section 7; or

                           (iv)  to  effect  any  liquidation,   dissolution  or
winding-up of the Company; or

                           (v) to take any other  action  which  would  cause an
adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to each Holder at the address for such Holder as it shall appear in the Warrant Register, mailed no later than the date on which such notice is given to the Company's shareholders, and shall include in such notice (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, other securities are to be determined, (ii) the approximate date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

                  9. Taxes. The issuance of any shares or other securities upon the exercise or conversion of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax (other than income taxes, if any, of Holder) or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  10. Registration Rights. (a) If, at any time during the four-year period commencing on March 21, 2001, the Company shall file a registration statement (other than on Form S-4, Form S-8 or any successor form) with the Securities and Exchange Commission (the "Commission") while any Eligible Securities (as hereinafter defined) are outstanding, the Company shall give all of the then holders of any Eligible Securities (the "Eligible Holders") at least 15 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 15 days after delivery of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible

Holders and the underwriting discounts, if any, payable in respect of the Eligible Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Eligible Securities of any Eligible Holder who shall have made such request, concurrently with the registration of such other securities, all to the extent required to permit a public offering and sale of the Eligible Securities through the facilities of all appropriate securities exchanges and over-the-counter markets on which the Company Stock are then traded. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Eligible Securities requested by the Eligible Holders to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then such Eligible Securities shall be excluded from the registration, pro rata with shares held by any other shareholder with registration rights who requested that shares be included in the registration statement. As used herein, "Eligible Securities" shall mean the Warrant Shares and the Conversion Shares which, in each case, have not been previously sold pursuant to a registration statement or previously sold, or which are not eligible for sale, pursuant to Rule 144 promulgated under the Act or which would not be so eligible if the Warrant had been converted and Conversion Shares issued pursuant to Section 2.

                           (b) If,  during the  six-month  period  commencing on
March 21, 2001, the Company has not filed a registration statement (other than on Form S-4, Form S-8 or any successor form) with the Commission while any Eligible Securities are outstanding, and the Eligible Holders have not been given the opportunity to exercise their registration rights pursuant to Section 10(a) above, the Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercise would be included) in the Eligible Securities (the "Majority Holders") will have the right to, at any time during the three and one-half (3-1/2) year period commencing after the expiration of the six-month period mentioned above, give a written request to the Company to register the sale of all or part of such Eligible Securities. The Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Eligible Securities through the facilities of all appropriate securities exchanges and the over-the-counter markets on which the Common Stock is then listed, and will use all reasonable efforts to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Eligible Securities sold by the Eligible Holders) shall be borne by the Company and one additional such registration statement for which all such expenses shall be paid by the Eligible Holders. Within three business days after receiving any request contemplated by this Section 10(b), the Company shall give written notice to all the other Eligible Holders advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Securities, provided that the Company receives a written request to do so from such Eligible Holder within 15 days after delivery to him or it of the Company's notice.

                           (c) In the event of a  registration  pursuant  to the
provisions of this Section 10, the Company shall use its best efforts to cause the Eligible Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the

Holder or Holders may reasonably request; provided, however, that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not otherwise required to be so qualified, (B) subject itself to taxation in any jurisdiction wherein it is not so subject or (C) consent to general service of process in any such jurisdiction or otherwise take action that would subject it to the general jurisdiction of the courts of any jurisdiction to which it is not so subject.

                           (d) The  Company  shall use its best  efforts to keep
effective any registration or qualification contemplated by this Section 10 and shall from time to time, subject to the provisions of Section 10(e) below, amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as the Company, in its discretion, maintains the effectiveness of the registration statement, provided, however, that in the case of a registration pursuant to Section 10(b), the Company shall use its best efforts to keep the registration statement effective as long as shall be required to permit the Eligible Holders to complete the offer and sale of the Eligible Securities covered thereby, but the Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of six months from the date on which the Eligible Holders are first free to sell such Eligible Securities.

                           (e) Each  Eligible  Holder  shall give at least three
business days' prior written notice (a "Sale Notice") to the Company of any proposed sale of any Eligible Securities pursuant to any registration and shall not make such sale (i) unless such three business days lapse without response from the Company, (ii) during any Blackout Period as described below, or (iii) if the Company responds within such three business day period by stating that a prospectus supplement or post-effective amendment will be filed pursuant to this Warrant or that it is necessary for the Company to make an appropriate filing under the Securities Exchange Act of 1934, as amended (the "1934 Act"), so as to cause the prospectus to become current. Upon the occurrence of one of the events described in the preceding sentence, such Eligible Holder shall not make any such sale of any Eligible Securities until the Company has notified the Eligible Holder that any such post-effective amendment has become effective, prospectus supplement has been filed or 1934 Act filing has been made. If the Company determines that an amendment, supplement or 1934 Act filing will be prepared or filed as provided above, it will cause the amendment, supplement or filing to be made as soon as practicable thereafter and, in all events, within 45 days from the date of delivery of the Sales Notice and, in the case of an amendment, to become effective as soon as practicable and will notify the Eligible Holder promptly when such filing has been made and, in the case of an amendment, become effective. A Sale Notice shall be effective for 30 days after the date upon which an Eligible Holder is first entitled to sell the Eligible Securities proposed for sale following a Sale Notice.

                           For  purposes of this  Warrant,  a "Blackout  Period"
means a period of time during which the Company would advise against, and/or prohibit, an executive officer of the Company from engaging in an open market purchase or sale of the Company's securities because of the existence of nonpublic information that in the Company's reasonable judgment would require a prospectus supplement or post-effective amendment to be filed with the SEC, and terminating when (i) such information is no longer material nonpublic information or (ii) until further public disclosures (including, without limitation, an amendment or supplement to a registration statement or a 1934 Act filing) of such information are made. Each Eligible Holder agrees that the Company may delay the Eligible Holder's ability to sell Eligible Securities pursuant to the registration statement if the Company delivers a certificate in writing to Holder (a "Blackout Notice") to the effect that a Blackout Period is in effect. In such an event, the Eligible Holder shall not sell or enter into any agreements or arrangements to sell any Eligible Securities, from the period commencing with receipt of the Blackout Notice and ending upon receipt of the notice referred to in the next sentence that the Blackout Period has terminated. If the Eligible Holder has delivered a Sale Notice and the Company has delivered a Blackout Notice, then the Company shall notify the Eligible Holder, promptly but in no event later than two (2) business days following the termination of any Blackout Period. The Company may not impose consecutive Blackout Notices.

                           (f) In the event of a  registration  pursuant  to the
provisions of this Section 10, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Eligible Securities included in such registration.

                           (g) In the event of a  registration  pursuant  to the
provisions of this Section 10, the Company shall furnish each Eligible Holder of any Eligible Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that the registration statement has become effective under the Act and to such counsel's knowledge no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order.

                           (h) If the  registration  relates to an  underwritten
public offering of the Company's securities and Eligible Securities are included in the registration, then the Company shall enter into an underwriting agreement containing conventional representations, warranties, indemnities, allocation of expenses, and customary closing conditions.

                           (i) The Company  covenants and agrees that, until all
the Eligible Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Eligible Securities to sell such securities under Rule 144.

                           (j) The Company may delay any requested  registration
hereunder by giving written notice to Eligible Holders who have elected to include their Eligible Securities in a registration under this Section 10 if the Company's Board of Directors determines in good faith that a registration at such time would be materially detrimental to the Company provided that any such delay shall not exceed ninety (90) days and the Company cannot provide this notice more than twice in any twelve-month period.

                           (k) Each Holder hereby agrees that, without the prior
written consent of the managing underwriters (the "Underwriters") of an underwritten public offering of securities by the Company in which such Holder participates after the date of this Warrant (the "Public Offering"), and except for any securities sold by the Holder in such Public Offering, Holder will not, during the period commencing on the date on which the Company notifies such Holder of its intention to effect such a Public Offering (but only if the Holder actually participates as a selling stockholder in the Public Offering) and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell or contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall apply only to the first Public Offering completed after the date hereof and only if the Holder actually participates as a selling stockholder in the Public Offering, and shall not apply to (a) the sale of any Eligible Securities to the Underwriters pursuant to any underwriting agreement entered into in connection with the Public Offering, or (b) transactions relating solely to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering.

                  11. Indemnification. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, members, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act, from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 11, but not be limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, by a third party (i.e., a party other than the Company or its officers, directors, employees or agents) against such persons and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Eligible Securities, or (B) in any application or other document or communication (in this Section 11 collectively called an "application") executed by or on behalf of the Company, or based upon written information furnished by or on behalf of the Company, filed in any jurisdiction in order to register or qualify any of the Eligible Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

                  If any action is brought against any Eligible Holder or any of its officers, directors, members, employees, agents or counsel, or any controlling persons of such person (an "indemnified party"), in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (provided that the failure so to notify shall not relieve the Company from any liability pursuant to this Section 11(a), but shall only reduce the amount of the indemnification if any to the extent that the Company is prejudiced by such delay) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be a conflict of interest between the indemnified party or parties and the Company in the conduct of the defense of such action, in any of which events such reasonable fees and expenses (of a single counsel for all such indemnified parties) shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 11 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Eligible Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Eligible Securities.

                           (b) The Holder  agrees to indemnify and hold harmless
the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Eligible Securities held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective employees, agents and counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 11(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 11(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 11(a).

                           (c) To provide for just and  equitable  contribution,
if an indemnified party makes a claim for indemnification pursuant to Section 11(a) or 11(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Eligible Securities included in such registration in the aggregate (including for this purpose any contributions by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 11(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned by it (or which would be owned by it upon exercise of all Eligible Securities) and included in such registration as compared to the number of shares of Common Stock owned by it (or which would be owned by it upon exercise of all Eligible Securities by all Eligible Holders) and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 11(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each officer, director, member, employee, agent and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 11(c). Anything in this Section 11(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 11(c) is intended to supersede any right to contribution under the Act, the 1934 Act or otherwise.

                  12. Representations and Warranties. The Company represents and warrants to Holder as follows:

                           (a)  This  Warrant  has  been  duly   authorized  and
executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws;

                           (b) The  shares of Common  Stock  issuable  hereunder
have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

                           (c) The  execution  and  delivery of this  Warrant is
not, and the issuance of the shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's articles of incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local governmental authority or agency or other person.

                  13. Legend. Unless Warrant Shares or Conversion Shares are being sold pursuant to a registration statement pursuant to the provisions of
Section 10 hereof, the Warrant Shares or Conversion Shares issued upon exercise or conversion of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares or Conversion Shares shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

                  14. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Common Stock issuable upon the exercise of the Warrants to be listed on all securities exchanges and/or included in the automated quotation system of the Nasdaq (subject to official notice of issuance) with respect to which the Common Stock issued to the public in connection herewith may then be listed and/or quoted.

                  15.  Destroyed  or Lost  Warrants.  Upon  receipt of  evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated) and, if requested by the Company or its transfer agent, the receipt by the Company of a reasonable and customary indemnification agreement or indemnity bond, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

                  16.  Notices to Warrant Holders.  In the event of

                           (a) any  taking  by the  Company  of a record  of the
holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) any capital  reorganization  of the Company,  any
reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other person where the holders of Common Stock will be entitled to receive securities of another issuer, or any transfer of all or substantially all the assets of the Company to any other person, or

                           (c)  any   voluntary  or   involuntary   dissolution,
liquidation or winding-up of the Company,

                           then  the  Company  will  mail  to each  Holder  of a
Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed no later than the date on which such notice is given to the Company's shareholders.

                  17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or made at the time delivered by hand if personally delivered; five calendar days after mailing if sent by registered or certified mail; when answered back, if telexed; one business day after transmission by telecopier with electronic confirmation of receipt; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee):

                           (a) If to the registered  Holder of the Warrants,  to
the address of such Holder as shown on the books of the Company, or

                           (b) If to the  Company,  to the  address set forth in
Section 1 hereof or to such other address as the Company may designate by notice to the Holders.

                  18. Supplements and Amendments. The Company and the Holder may from time to time supplement or amend this Agreement without the approval of any other Holders of Warrants (other than such Holder) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable. In addition, if a portion of this Warrant is transferred or assigned to one or more persons or entities so that there is more than one Holder of Warrants, then all outstanding Warrants may be amended, and any provision thereof may be waived, either prospectively and retroactively with the written agreement of the Company and Holders holding a majority in interest (based on the number of Warrant Shares issued or issuable to such Holder) of the Warrants, and any amendment or waiver so adopted shall be binding on all Holders of Warrants.

                  19. No Notice of Meetings. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  20. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to the principles thereof respecting conflicts of law.

                  21. Representations and Warranties of the Holder.

                           (a)  Representations.  Holder hereby  represents  and
warrants to the Company as follows: Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder's own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is an "accredited investor" as defined in Regulation D promulgated under the Act. Holder is aware that this Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) (hereinafter, collectively, the "Restricted Securities") are being, or will be, issued to Holder in reliance upon Holder's representation in this Warrant and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. The Holder, by acceptance hereof, acknowledges that the Restricted Securities are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws.

                           (b)  Securities  Laws.  This  Warrant  and the Shares
issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as provided in this Warrant).

                [Remainder of this page intentionally left blank]


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                  IN WITNESS WHEREOF,  the parties have executed this Warrant as of the date first written above.

Dated:   March 21, 2000

                                  CELLEGY PHARMACEUTICALS INC.


                                  By: /s/ K. Michael Forrest
                                      ---------------------------------------
                                      Name:  K. Michael Forrest
                                      Title: Chief Executive Officer

Attest
/s/ A. Richard Juelis
-------------------------------
A. Richard Juelis
Secretary

                                  Acknowledged and Accepted by:

                                  GRUNTAL & CO., LLC


                                  By: /s/ Roger C. Kahn
                                      ---------------------------------------
                                      Name: Roger C. Kahn
                                      Title: Senior Manageing Director






                  [Counterpart Signature Page to Warrant No. 1]

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